SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 20, 2014

CENTERSTATE BANKS, INC.

(Exact name of registrant as specified in its charter)

Florida	000-32017	59-3606741
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

42745 U.S. Highway 27, Davenport, FL	33837
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (863) 419-7750

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Regulatory Approvals

CenterState Banks, Inc. (“CenterState”) and First Southern Bancorp, Inc. (“First Southern”) have received all required regulatory approvals necessary to consummate their planned merger, including the approval of the Federal Reserve System and the Office of the Comptroller of the Currency. Completion of the merger remains subject to the remaining customary closing conditions set forth in the merger agreement, including the approval of the shareholders of each company at the respective special meetings of CenterState and First Southern shareholders to be held on May 28, 2014. Assuming such conditions are satisfied, the merger is expected to become effective on June 1, 2014.

Memorandum of Understanding

On April 24, 2014, a class action complaint was filed in the Circuit Court of the 15th Judicial Circuit in and for Palm Beach County, Florida against First Southern, its directors and CenterState challenging the merger of First Southern with CenterState. Among other things, the complaint alleges that the First Southern directors breached their fiduciary duties to First Southern and its shareholders by agreeing to the proposed merger. Plaintiffs seek, among other things, declaratory and injunctive relief concerning the alleged breaches of fiduciary duties, injunctive relief prohibiting consummation of the merger, rescission, damages, and attorneys’ fees and costs and other further relief.

On May 20, 2014, First Southern and CenterState entered into a memorandum of understanding with the Plaintiffs (the “Memorandum of Understanding”) regarding the settlement of the litigation. Pursuant to the Memorandum of Understanding, First Southern and CenterState have agreed to make certain supplemental disclosures to the definitive joint proxy statement (the “Proxy Statement”) of CenterState and First Southern filed by CenterState with the United States Securities and Exchange Commission (the “SEC”) on April 21, 2014, and first mailed to CenterState’s and First Southern’s stockholders on or about April 21, 2014.

CenterState and First Southern and the other defendants named in the Florida complaint deny each of the allegations therein and believe that the Proxy Statement is accurate and complete in all material respects and that no further disclosure or other action is required under applicable laws. However, to avoid the risk that the lawsuit may delay or otherwise adversely affect the consummation of the merger and to minimize the expense and burden of defending such action, CenterState and First Southern have agreed, pursuant to the terms of the Memorandum of Understanding with the Plaintiffs, to make certain supplemental disclosures related to the proposed merger, all of which are set forth below. The proposed settlement is subject to, among other things, approval of the 15th Judicial Circuit Court in and for Palm Beach County, Florida. Under the terms of the proposed settlement, following final Court approval, the litigation will be dismissed with prejudice. There can be no assurances, however, that the parties will ultimately enter into a stipulation of settlement or that Court approval of the settlement will be obtained. In such event, the proposed settlement as contemplated by the Memorandum of Understanding may be terminated.

SUPPLEMENTAL DISCLOSURES

The following information supplements the Proxy Statement filed by CenterState with the SEC and mailed to the shareholders of CenterState and First Southern on or about April 21, 2014, and should be read in conjunction with the Proxy Statement, which should be read in its entirety. All page references in the information below are to pages in the Proxy Statement, and terms used below have the meanings set forth in the Proxy Statement, unless otherwise defined below. Without suggesting in any way that the disclosures below are material or otherwise required by law, CenterState and First Southern make the following supplemental disclosures:

The following disclosure supplements and restates the third and fourth paragraphs on page 42 under the heading “The Merger—Background of the Merger”.

In August 2013, representatives of KBW met with First Southern’s board of directors and certain members of the senior management team of First Southern and FSB to discuss the strategic alternatives available to First Southern. These discussions included exploring the possibility of a strategic business combination transaction, and the potential benefits a strategic business combination relative to continuing to operate on a standalone basis. Members of the board of directors and senior management also discussed the possibility of pursuing an acquisition or other business combination transaction in which First Southern shareholders would maintain control of the company. Following this meeting and continued discussions among members of the board of directors and of the senior management team of First Southern and FSB, in September 2013 First Southern engaged KBW as its strategic financial advisor to advise on mergers, acquisitions, and strategic alternatives, including to assist in the process of identifying potentially interested counterparties and evaluating any proposals or indications of interest received by First Southern.

Over the next two months, certain members of the senior management team of First Southern and FSB, including J. Herbert Boydstun, First Southern’s Chairman and Chief Executive Officer, and representatives of KBW engaged in preliminary exploratory discussions with several financial institutions considered to be potentially attractive partners for First Southern in a strategic business combination. During this period, the board of directors of First Southern, along with certain members of senior management and representatives of KBW, continued to discuss the strategic alternatives available to the company and opportunities to return capital to the company’s shareholders, including through a possible share repurchase or self-tender offer. Also during this period, representatives of KBW discussed with First Southern’s board of directors and certain members of the senior management team of First Southern and FSB its views concerning the current economic and mergers and acquisitions environment and the types of proposals that First Southern might expect to receive from potentially interested strategic partners, and representatives of First Southern’s outside counsel, Wachtell, Lipton, Rosen & Katz, discussed with members of the board the legal standards applicable to the board’s decisions and actions with respect to a potential business combination transaction. Based on discussions with certain members of the senior management team of First Southern and FSB, and representatives of KBW and Wachtell Lipton, the First Southern board of directors authorized Mr. Boydstun and management and KBW to continue the process of seeking out proposals for a potential strategic business combination transaction.

The following disclosure supplements and restates the final paragraph on page 42 under the heading “The Merger—Background of the Merger”.

In early November 2013, seven potentially interested parties entered into confidentiality agreements to receive information regarding First Southern to facilitate their consideration of a transaction. Several additional potential counterparties declined to execute confidentiality agreements and continue in the process, in certain cases in order to focus on other pending acquisitions or to pursue other opportunities. The confidentiality agreements executed with the interest parties contained customary provisions restricting the disclosure and use of non-public information regarding First Southern, as well as a durationally limited standstill provision prohibiting certain unsolicited acquisition proposals and other similar activities without the consent of First Southern, with an exception for private waiver requests made directly to the company. Following the execution of these confidentiality agreements, the interested parties were given access to an electronic data room containing a limited amount of non-public due diligence materials concerning First Southern. Interested parties also conducted additional due diligence through meetings and discussions with members of First Southern’s senior management team and KBW.

The following disclosure is added to the end of the final paragraph on page 43 under the heading “The Merger—Background of the Merger”.

Mercer Capital was engaged to provide a customary second fairness opinion (for which it received a fee that was not contingent upon consummation of the merger) based on its significant experience with mergers and acquisitions and valuation analyses, and its knowledge of and familiarity with First Southern and its capital structure through services it provided and continued to provide to First Southern in connection with the conversion of First Southern’s Series C preferred shares.

The following disclosure supplements and restates the final full paragraph on page 61 under the heading “The Merger—Opinion of Mercer Capital”.

The following is a summary of the material analyses performed by Mercer Capital, which were summarized by Mercer Capital in its presentation to the First Southern Board of Directors in connection with the rendering of its fairness opinion. The summary is not a complete description of the analyses underlying the Mercer Capital opinion, or the presentation, but summarizes the material analyses performed in connection with such opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description.

The following disclosure supplements and restates the second paragraph on page 62 under the heading “The Merger—Opinion of Mercer Capital”.

Recent Transactions Analysis. Mercer Capital reviewed acquisition multiples for banks with similar characteristics to First Southern as reported by SNL Financial, a firm that tracks public market and M&A pricing in the financial services industry. The database was screened for the following characteristics to derive four groups of banks that had agreed to be acquired:

(a)	twenty banks with $500 million to $5 billion of assets and an ROA of -0.5% to 0.5% based upon the latest twelve months (LTM) reported results:

Acquiror	Acquired Company
Banco Sabadell SA	JGB Bank NA
Bank of the Ozarks Inc.	First National Bank of Shelby
Cadence Bancorp LLC	Encore Bancshares Inc.
Capital Bank Finl Corp	Southern Community Financial
Cascade Bancorp	Home Federal Bancorp
Equity Bancshares Inc.	First Community Bancshares Inc
F.N.B. Corp.	BCSB Bancorp Inc.
First Citizens BancShares Inc.	1st Financial Services Corp.
First PacTrust Bancorp Inc.	Private Bank of California
Crescent Financial Bancshares	ECB Bancorp Inc.
Carlile Bancshares Inc.	Washington Investment Co.
Investor group	Standard Bancshares Inc.
SCBT Financial Corp.	Savannah Bancorp Inc.
Old National Bancorp	Indiana Community Bancorp
Pvt Invr - Tieming Chen	Orient Bancorp.
Washington Federal Inc.	South Valley Bancorp Inc.
Renasant Corp.	First M&F Corp.
Simmons First National Corp.	Metropolitan National Bank
Tompkins Financial Corporation	VIST Financial Corp.
Wilshire Bancorp Inc.	Saehan Bancorp

(b)	Nine banks located in Florida with an LTM ROA between -0.5% to 1.0%:

Acquiror	Acquired Company
Pvt Invstr-Kenneth Lehman	Marine B&TC
Investor group	Jacksonville Bancorp Inc.
IBERIABANK Corp.	Florida Gulf Bancorp Inc.
HCBF Holding Company Inc.	First B&TC of Indiantown
Old Florida Bancshares Inc.	New Traditions National Bank
Intercontinental Bankshares	Intercontinental Bank
CenterState Banks	Gulfstream Bancshares Inc.
Private investors	Pacific National Bank
HCBF Holding Co.	BSA Financial Services Inc.

(c)	14 banks with assets of $500 million to $5 billion, non-performing assets greater than 3% of assets and an LTM ROA of -0.5% to 0.5%:

Acquiror	Acquired Company
Simmons First National Corp.	Metropolitan National Bank
Renasant Corp.	First M&F Corp.
First Citizens BancShares Inc.	1st Financial Services Corp.
Equity Bancshares Inc.	First Community Bancshares Inc
Capital Bank Finl Corp	Southern Community Financial
Bank of the Ozarks Inc.	First National Bank of Shelby
Washington Federal Inc.	South Valley Bancorp Inc.
Carlile Bancshares Inc.	Washington Investment Co.
Crescent Financial Bancshares	ECB Bancorp Inc.
Investor group	Standard Bancshares Inc.
Old National Bancorp	Indiana Community Bancorp
Pvt Invr - Tieming Chen	Orient Bancorp.
SCBT Financial Corp.	Savannah Bancorp Inc.
Ameris Bancorp	Prosperity Banking Company

and

(d)	ten banks with assets greater than $100 million, tangible common equity greater than 12.5% of tangible assets and an LTM ROA less than 1.0%:

Acquiror	Acquired Company
Cascade Bancorp	Home Federal Bancorp
Home Bancorp Inc.	Britton & Koontz Capital Corp.
CBFH Inc.	VB Texas Inc.
First Community Bancshares Inc	Peoples Bank of Virginia
Pacific Premier Bancorp	First Associations Bank
1st United Bancorp Inc.	Enterprise Bancorp Inc.
Western Alliance Bancorp	Centennial Bank
Independent Bk Group Inc.	Collin Bank
WSFS Financial Corp.	First Wyoming Financial Corp.
SKBHC Holdings LLC	ICB Financial

The data was derived from transactions that were announced after January 1, 2012 with the exception of the Florida group, which was based upon acquisitions announced since January 1, 2009 in order to produce a larger data set.

The table below provides a benchmark analysis detailing the financial performance of First Southern relative to the four transaction groups:

	LTM ROA		LTM ROE		LTM Efficiency		Fee Inc / Assets		Net Op Exp / Assets
	Average	Median	Average	Median	Average	Median	Average	Median	Average	Median
Asset Size ($500M-$5B)	0.11%	0.15%	1.5%	1.4%	81%	76%	0.84%	0.87%	2.70%	2.33%
Florida	0.33%	0.22%	3.2%	2.6%	74%	66%	0.23%	0.23%	2.77%	2.49%
Asset Size; High NPAs	0.04%	0.07%	1.4%	0.9%	79%	72%	0.91%	0.87%	2.84%	2.59%
High Tangible Common (TCE > 12%)	0.50%	0.74%	3.5%	5.2%	71%	68%	0.44%	0.45%	2.55%	2.84%

Median	0.22%	0.19%	2.4%	2.0%	76%	70%	0.64%	0.66%	2.74%	2.54%

First Southern Bancorp, Inc.	0.09%		0.48%		112%		0.27%		3.67%

	Seller Assets ($M)		Tang Equity / Assets		NPAs / Assets
	Average	Median	Average	Median	Average	Median
Asset Size ($500M-$5B)	$984	$914	8.1%	8.5%	4.42%	3.99%
Florida	$301	$345	8.8%	8.7%	4.14%	3.83%
Asset Size; High NPAs	$1,003	$914	6.9%	7.4%	5.79%	5.17%
High Tangible Common (TCE > 12%)	$411	$305	14.4%	13.7%	3.92%	2.04%

Median	$697	$629	8.5%	8.6%	4.28%	3.91%

First Southern Bancorp, Inc.	$1,093		15.8%		8.14% (incl Gov Gnty)
					4.75% (w/o Gov Gnty)

The following disclosure is added immediately before the first paragraph on page 63 under the heading “The Merger—Opinion of Mercer Capital”.

Mercer Capital determined a range of value based upon the multiples observed for the recent transactions as follows:

•	Price to Earnings: First Southern’s earning power of $6.6 million was estimated based upon management’s projected 2015 normalized core pre-tax income for First Southern Bank, adjusted for taxes at a 35% rate. The multiples applied were based upon the range of 18.2x to 26.3x earnings observed for the median and average P/E of transaction Group C (14 banks with assets of $500 million to $5 billion, non-performing assets greater than 3% of assets and an LTM ROA of -0.5% to 0.5%) and Group D (ten banks with assets greater than $100 million, tangible common equity greater than 12.5% of tangible assets and an LTM ROA less than 1.0%). The range of value for First Southern was $120 to $173 million and equaled the product of First Southern’s earning power and the price/earnings multiples. Including the $10.7 million estimated value of the net operating loss carryforward, the indicated value range was $130 to $184 million ($4.15 to $5.80 per share).

•

Price to Tangible Book Value: The indicated value range was equal to the product of the price/tangible book value multiple range observed for transaction Group C and Group D (0.96x to 1.08x) and the Company’s estimated normalized equity ($99 million), plus excess equity that was valued dollar-for-dollar (estimated to equal $74 million). The range of value for First Southern was $169 to $181 million. Including the $10.7 million estimated value of the net operating loss carryforward, the indicated value range was $180 to $192 million ($5.70 to $6.10 per share).

The following disclosure supplements and restates the first sentence on page 64 under the heading “The Merger—Opinion of Mercer Capital”.

CenterState Public Company Analysis. Mercer Capital compared CenterState’s recent financial performance and pricing multiples to publicly traded banks that Mercer Capital deemed to be comparable based upon similar size and operations in Florida and/or nearby states.

The following disclosure is added immediately following the end of the second paragraph on page 65.

Certain First Southern Unaudited Prospective Financial Information

First Southern does not as a matter of course make public projections as to future performance, revenues, earnings or other financial results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, First Southern is including in this joint proxy statement/prospectus certain unaudited prospective financial information that was made available to First Southern’s financial advisors and to CenterState in connection with the merger. The inclusion of this information should not be regarded as an indication that any of First Southern, CenterState, KBW, Mercer Capital, Sterne Agee, their respective representatives or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results, or that it should be construed as financial guidance, and it should not be relied on as such.

First Southern’s management approved the use of the following unaudited prospective financial information. This information was prepared solely for internal use and is subjective in many respects. While presented with numeric specificity, the unaudited prospective financial information reflects numerous estimates and assumptions made with respect to business, economic, market, competition, regulatory and financial conditions and matters specific to First Southern’s business, all of which are difficult to predict and many of which are beyond First Southern’s control. The unaudited prospective financial information reflects both assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. First Southern can give no assurance that the unaudited prospective financial information and the underlying estimates and assumptions will be realized. In addition, since the unaudited prospective financial information covers multiple years, such information by its nature becomes less predictive with each successive year. Actual results may differ materially from those set forth below, and important factors that may affect actual results and cause the unaudited prospective financial information to be inaccurate include, but are not limited to, risks and uncertainties relating to First Southern’s business, industry performance, general business and economic conditions, customer requirements, competition and adverse changes in applicable laws, regulations or rules. For other factors that could cause actual results to differ, please see the section entitled “Risk Factors” beginning on page 26 of this joint proxy statement/prospectus.

The unaudited prospective financial information was not prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with GAAP, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. In addition, the unaudited prospective financial information requires significant estimates and assumptions that make it inherently less comparable to the similarly titled GAAP measures in First Southern’s historical GAAP financial statements. Neither First Southern’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the unaudited prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability.

Furthermore, the unaudited prospective financial information does not take into account any circumstances or events occurring after the date it was prepared. First Southern can give no assurance that, had the unaudited prospective financial information been prepared either as of the date of the merger agreement or as of the date of this joint proxy statement/prospectus, similar estimates and assumptions would be used. First Southern does not intend to, and disclaims any obligation to, make publicly available any update or other revision to the unaudited prospective financial information to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error, or to reflect changes in general economic or industry conditions. The unaudited prospective financial information does not take into account the possible financial and other effects on either First Southern or CenterState, as applicable, of the merger and does not attempt to predict or suggest future results of the combined company. The unaudited prospective financial information does not give effect to the merger, including the impact of negotiating or executing the merger agreement, the expenses that may be incurred in connection with consummating the merger, the potential synergies that may be achieved by the combined company as a result of the merger, the effect on either First Southern or CenterState, as applicable, of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed, or the effect of any business or strategic decisions or actions which would likely have been taken if the merger agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the merger. Further, the unaudited prospective financial information does not take into account the effect on First Southern of any possible failure of the merger to occur. None of First Southern, CenterState, KBW, Mercer Capital, Sterne Agee, or their respective affiliates, officers, directors, advisors or other representatives has made, makes or is authorized in the future to make any representation to any shareholder of First Southern, shareholder of CenterState or other person regarding First Southern’s ultimate performance compared to the information contained in the unaudited prospective financial information or that the projected results will be achieved. The inclusion of the unaudited prospective financial information herein should not be deemed an admission or representation by First Southern or CenterState that it is viewed as material information of First Southern, particularly in light of the inherent risks and uncertainties associated with such forecasts. The summary of the unaudited prospective financial information included below is being provided solely because it was made available to First Southern’s financial advisors in connection with the merger and to CenterState in connection with CenterState’s due diligence of First Southern.

In light of the foregoing, and considering that the First Southern special meeting will be held several months after the unaudited prospective financial information was prepared, as well as the uncertainties inherent in any forecasted information, First Southern shareholders are cautioned not to place unwarranted reliance on such information.

The following table presents selected First Southern unaudited prospective financial data for the years ending December 31, 2014 through 2015. All numbers presented are in millions, except per share numbers.

	Year Ending December 31,
	2014	2015

Net interest income	35.5	39.7
Total revenue	37.9	41.7
Net income (loss)	4.2	6.5
Earnings per share	$0.13	$0.20
Total assets	1,142.9	1,201.4

Forward-Looking Statements

Some of the statements in this report constitute forward-looking statements, within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements related to future events, other future financial and operating performance, costs, revenues, economic conditions in our markets, loan performance, credit risks, collateral values and credit conditions, or business strategies, including expansion and acquisition activities and may be identified by terminology such as “may,” “will,” “should,” “scheduled,” “plans,” “intends,” “anticipates,” “expects,” “believes,” estimates,” “potential,” or “continue” or negative of such terms or other comparable terminology. Actual events or results may differ materially. In evaluating these statements, you should specifically consider the factors described throughout this report. We cannot assure you that future results, levels of activity, performance or goals will be achieved, and actual results may differ from those set forth in the forward looking statements. Forward-looking statements, with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of the Company or any of its subsidiaries to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2013, and otherwise in our SEC reports and filings.

Additional Information About Proposed Transaction and Where to Find It

Investors and security holders are urged to carefully review and consider each of CenterState’s filings with the SEC, including but not limited to Annual Reports on Form 10-K, proxy statements, current reports on Form 8-K and Quarterly Reports on Form 10-Q. The documents filed by CenterState with the SEC may be obtained free of charge at CenterState’s website at www.centerstatebanks.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from CenterState by requesting them in writing to CenterState Banks, Inc., 42745 U.S. Highway 27, Davenport, Florida 33837; Attention: Investor Relations, or by telephone at (863) 419-7750.

In connection with the proposed merger, CenterState has filed with the SEC a registration statement on Form S-4, as amended, which was declared effective by the SEC on April 16, 2014, and includes a joint proxy statement of CenterState and First Southern and a prospectus of CenterState, and each party has filed other relevant documents concerning the proposed transaction.

Before making any voting or investment decision, investors and security holders of CenterState and First Southern are urged to carefully read the entire registration statement and joint proxy statement/prospectus, as well as the amendments or supplements to these documents and any other relevant documents filed with the SEC, because they contain important information about the proposed transaction.

The definitive joint proxy statement/prospectus was mailed to the stockholders of each institution seeking the required stockholder approvals on or about April 21, 2014. Investors and security holders may obtain the registration statement and the joint proxy statement/prospectus free of charge from the SEC’s website or from CenterState’s website or by requesting them in writing at the address set forth in the paragraphs above or from First Southern by requesting them in writing to First Southern Bancorp, Inc., 900 North Federal Highway, Suite 300, Boca Raton, Florida 33432; Attention: Corporate Secretary, or by telephone at (561) 470-3800.

CenterState and certain of its directors, executive officers and certain other persons may be deemed to be participants in the solicitation of proxies from CenterState and First Southern shareholders in favor of the approval of the transaction. Information about the directors and executive officers of CenterState and their ownership of CenterState common stock is set forth in the proxy statement for CenterState’s 2014 annual meeting of stockholders, as previously filed with the SEC. Additional information regarding the interests of those participants and other persons who may be deemed participants in the solicitation may be obtained by reading the joint proxy statement/prospectus regarding the proposed merger. Free copies of this document may be obtained as described in the preceding paragraphs.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERSTATE BANKS, INC.

By:	/s/ James J. Antal
James J. Antal
Senior Vice President and Chief Financial Officer

Date: May 20, 2014